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Exhibit 10.18

[OPTIMER LOGO]

August 30, 2001

Dr. Tessie M. Che
[address]

Dear Dr. Che:

It is with great pleasure for me to invite you to join Optimer Pharmaceutical, Inc. team in the capacity of Vice President of Corporate Affairs, reporting to the CEO. You will be responsible for all the activities in Corporate Affairs.

Associated with this opportunity, we offer the following compensation:

  1.
  Annual base salary: $180,000 US Dollars.

  2.
  Optimer offers a competitive benefit package that includes medical and dental coverage for you and your family, 401(k) plan, and Group Term Life Insurance for you.

  3.
  Stock Options: You are offered initially 180,000 shares of Stock Options, vest equally over a four-year period with one-year cliff and vesting monthly thereafter. The share option price shall be 30 cents per share and you can exercise your options within 10 years after vesting.

  4.
  Four weeks of paid vacation annually.

If you agree to the offer as stated above, please sign and return a copy of this letter to Jodi Ross in Human Resources.

Sincerely,

[SIGNATURE TO COME]
Michael N. Chang
CEO
Optimer Pharmaceuticals, Inc.

I accept the offer as stipulated above:	/s/ Dr. Tessie M. Che Dr. Tessie M. Che	9-06-01 Date

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  Exhibit 10.18